Exhibit 10.35

                               SEVERANCE AGREEMENT

      THIS SEVERANCE AGREEMENT (the "Agreement") made as of the 4th day of December, 2002 (the "Commencement Date") between THE TOWN BANK OF WESTFIELD, a New Jersey banking corporation, with offices at 520 South Avenue, Westfield, New Jersey 07090 ("TBW" or the "Company"), and NICHOLAS A. FRUNGILLO, JR., residing at 1571 Rising Way, Mountainside, New Jersey 07092 (the "Employee").

      WHEREAS, the Employee has been a loyal and long-term employee of TBW for many years; and

      WHEREAS, TBW wishes to provide the Employee with the comfort of knowing that if the Employee loses his or her position with TBW, or any related entities, as a result of any involuntary termination or upon a "change in control", the Employee will be entitled to receive a severance benefit;

      NOW, THEREFORE, the parties agree, intending to be legally bound, as follows:

1. Definitions. For purposes of this Agreement, the following words and phrases shall be defined as follows:

      a. "Base Compensation" shall mean the base salary which is payable on a regular basis to the Employee in effect immediately prior to a termination without "cause", in the case of a Basic Severance Benefit payable under Section 4(a) hereof, or immediately prior to a Change in Control in the case of a Change in Control Severance Benefit payable under Section 4(b) hereof, including the last full calendar year's bonus and fringe benefits.

      b. "Cause" shall include, but not be limited to, any material false statement that was intentionally or negligently made, contained in any corporate records; the commission by the Employee of any crime or fraud against the Company or its property, or any crime involving moral turpitude or reasonably likely to bring discredit upon the Company; and any violation of the Company's operating policies.

      c. "Change in Control" shall mean (i) the acquisition of ownership of stock of the Company, by any person (including, without limitation, a corporation, trust, partnership, joint venture, limited liability company (a "Person") or by any group of Persons), whether directly, indirectly, beneficially or of record, which acquisition, together with stock held by such person or group, represents more than 50% of the total voting power of all outstanding stock of the Company (provided that no Change in Control shall occur under this subparagraph (i) if the Person acquiring any additional stock already possessed more than 50% of the total fair market voting power of the stock of the Company); (ii) any merger or consolidation of the Company which the stockholders of the Company before such merger or consolidation do not, as a result of the merger or consolidation, own at least 50% of the merged or consolidated entity; or (iii) any nomination and election of 50% or more of all members of the Board of Directors of the Company that occurs at any three consecutive meetings of the shareholders, whose election is without the recommendation of the Board. "Change in Control" shall not include the acquisition of the Company's stock by any Company employee benefit plans.

      d. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      e. "Termination Date" shall mean the last day the Employee performs any services for TBW, or any related entity or successor entity, and is paid wages as an employee, exclusive of vacation and severance payments, and excluding any leave of absence periods.

2. Term. The term of the Agreement shall commence on the Commencement Date, and shall continue on an uninterrupted basis until and including December 4, 2004; or until terminated with the mutual consent of the Employee and TBW; or upon the voluntary termination of the Employee's employment with TBW or any successor entity. Upon the Employee's Termination Date, no additional services shall be required of the Employee (unless provided otherwise under any consulting agreement), and any payments due for the


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      performance of any services, and reimbursement for any expenses, shall be made within a period of 15 days from the Termination Date.

3. Condition for Severance Benefits. In order to be entitled to payment of any severance benefits, the Employee agrees to execute a General Release that shall fully release and forever discharge the company and any and all related companies, form all claims the Employee may have based on employment with the Company. These claims shall include, but are not limited to, claims arising under the Constitution of the United States, a release of any rights or claims the Employee may have under the Age Discrimination in Employment Act of 1967; Title VII of the Civil Right Act of 1964; the Civil Rights Act of 1966; the Equal Pay Act; or any other federal, state or local laws or regulations prohibiting employment discrimination; the Employee Retirement Income Security Act of 1974; Executive Orders 11246 and 11141; the Constitution of the State of New Jersey or any other states in which the Employee resides or works; any New Jersey or other state laws against discrimination; any claims of breach of public policy of the State of New Jersey or other state, negligence, breach of contract, wrongful discharge, constructive discharge, breach of an implied covenant of good faith and fair dealings; any express or implied contracts with the Company or any related companies; any federal or state common law and any federal, state or local statutes, ordinances and regulations.

      The General Release shall be in a format prepared by the Company, which shall be consistent with the above provisions and shall comply with the Older Workers Benefit Protection Act of 1990 ("OWBPA"), including a 21-day period to review the General Release, and a 7-day revocation period (or any other periods required under any future laws). Any severance payments shall be the Employee's exclusive right and remedy against the Company.

4. Severance Benefits. The Employee's employment may be terminated by the Employee or by the Company or any related entity or successor entity "without "Cause", notice or liability at any time. Upon the occurrence of any termination of employment, the following severance benefits shall be provided, depending upon the specific circumstances of any termination:

      a. Basic Severance Benefit. If the Company, or any related entity or successor entity terminates the EmpIoyee's employment with the Company for any reason, without "Cause", the Employee shall be entitled to a Basic Severance Benefit equal to payment of the Employee's Base Compensation for a period of six (6) months.

      b. Change in Control Severance Benefit. If the Company, or any related entity or successor entity terminates the Employee's employment in anticipation of a reorganization or a "Change in Control", or if the Company, or any related entity or any successor entity terminates the Employee's employment following a Change in Control for any other reasons without "Cause", or if the Employee's employment is "constructively terminated" as defined in Section 8, the Employee shall receive a payment equal to the Employee's Base Compensation for a period of six (6) months.

      Both the Basic Severance Benefit and a Change in Control Severance Benefit shall solely be paid to the Employee in a single lump sum payment. In either case, the applicable severance benefit shall not be paid until eight days after receipt of an executed copy of a General Release by the Company, as provided in Section 3. Severance benefit payments shall also be reduced to the extent of any advance payments, for any excess expense reimbursements, and for any amounts owed to the Company by the Employee (other than normal personal residence, home equity and similar loans).

      In the event of the death of the Employee after the commencement of entitlement to any severance benefit payable under Section 4, all benefits shall be paid in a lump sum to the Employee's spouse, or if no spouse exists, to the Employee's estate.

      Notwithstanding any interpretation to the contrary, in no event shall the Employee be entitled to both the Basic Severance Benefit and the Change in Control Severance Benefit.


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5.    Benefits. Upon the occurrence of any termination of employment by the
      Company, or any related entity or successor entity without "Cause", or upon the occurrence of a "constructive termination" in accordance with
      Section 8, the Employee shall be entitled to the following general benefits.

      a. All Base Compensation through the Termination Date shall be paid in accordance with the Company's normal payroll procedures.

      b. All accrued vacation pay shall be included in the Employee's final paycheck.

      c. The Employee shall be entitled to elect to receive continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or applicable New Jersey law ("COBRA") after his Termination Date, which is the date of the "qualifying event" under COBRA. The Company shall pay the full cost of any COBRA coverage elected by the Employee, or any member of the Employee's immediate family for a period of up to 12 months.

      d. All medical, group-term life insurance, long-term disability, short-term disability, and other welfare benefits shall be terminated in accordance with the provisions of all plans. The Employee may be entitled to individual conversion privileges under the various policies. The Company shall provide such information to the Employee regarding all individual conversion rights.

      e. The Employee shall be entitled to a distributions of all benefits under the Company retirement programs, in accordance with the provisions of all Plan documents. All severance benefits paid in the Plan Year in which the Termination Date occurs (but not any subsequent Plan Years) shall be treated as Compensation for purposes of Employee Salary Reduction Contributions to the Section 401(k) Plan, if permitted in accordance with the provision of the Section 401(k) Plan, unless the Employee directs otherwise. For purposes of all other Company Contributions, all severance benefits shall be considered as Compensation to the extent required under the Section 401(k) Plan.

      f. The Employee shall be entitled to exercise any vested Stock Options, in accordance with the provisions of the relevant plan, and any individual Option Agreements.

      g.    Any executive benefits shall terminate on the Termination Date.

      h. The Employee shall be entitled to state unemployment benefits, in accordance with the rules for the State of New Jersey.

      Notwithstanding any provision to the contrary, except as provided in this Agreement, the payment of any severance benefits shall not be treated as extending any individual's employment for any employee benefit or employment purposes.

6. Voluntary Termination, Retirement, Death and Disability. The Employee shall not be entitled to any severance benefits in the event of any voluntary termination of employment either before, or after, any Change in Control or other corporate events, unless a "constructive termination" shall occur, as defined in Section 8. Furthermore, notwithstanding any provisions to the contrary, no severance benefits shall be payable in the event the Employee becomes disabled, dies or otherwise retires in accordance with the normal policies of the Company.

7. Discharge for Cause. The Company, or any related entity or successor entity may immediately terminate this Agreement and the Employee's employment at any time for "Cause". Upon termination of this Agreement for Cause, the Company shall have no further obligations to the Employee other than to pay for services performed and reimbursement for expenses payable as of the date of such termination, and to provide any benefits as legally required under Section 4. However, the Employee shall have no right to the payment of any Basic Severance or Change in Control Severance Benefits in the event of a termination for "Cause".


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8.    Change in Control.

      a. Upon the occurrence of a "Change in Control" of the Company, including any affiliated or subsidiary companies, followed by the involuntary termination of the Employee's employment within a period of one year after such Change in Control, other than for "Cause", retirement, death or disability, the Employee shall be entitled to receive all severance benefits identified in Sections 4(b) and 5 of the Agreement, and any other benefits to which the Employee is entitled under any other Company programs. Upon the occurrence of a Change in Control and a "Constructive Termination" of the Employee, the Employee shall also have the right to voluntarily terminate the Employee's employment at any time for a period of up to one year after such Change in Control, and to receive the severance benefits identified in Section 4(b) and 5. For purposes of this Agreement, a "Constructive Termination" shall mean (i) a resignation by the Employee due to any diminution or adverse change in the circumstances of his employment (as determined by him in good faith), including, without limitation, his reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment, or (ii) a decision by the Employee not to accept an offer of employment with a successor to Employer. The specific arrangement referred to above are not intended to exclude the Employee's participation in any other benefits available to executive personnel of the Company or any related entity or successor entity. Upon the occurrence of any of these events, the Employee shall provide the Company with not less than fourteen days prior written notice of resignation given within a reasonable period of time not to exceed three months after the occurrence of the last event giving rise to said Constructive Termination. If the Company in good faith disputes that the Employee is entitled to terminate the Employee's employment due to a Constructive Termination, it shall so inform the Employee in writing within fourteen days of the written notice provided by the Employee. Pending resolution of the dispute, the Company shall continue to pay the Employee's Base Compensation and benefits. If it is ultimately determined that the Employee did not have grounds for voluntarily terminating the Employee's employment, the Employee shall return to the Company, without interest, all cash compensation received by the Employee subsequent to the day the Employee's employment was terminated.

      b. If all or any portion of the amounts payable to the Employee under this Agreement, either alone or together with other payments which the Employee has the right to receive from the Company or any related entity or successor entity, constitute "excess parachute payments" within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any successor sections), the Company or any related entity or successor entity shall increase the amounts payable hereunder to the extent necessary to place the Employee in the same after-tax position as he would have been and had no such excise tax been imposed on the payments hereunder. The determination of the amount of any such excise taxes shall initially be made by the independent accounting firm employed by the Company immediately prior to the Change in Control.

            If at a later date it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, assessment by the Internal Revenue Service or otherwise) that the amount of excise taxes payable by the Employee is greater than the amount initially so determined, then the Company or any related entity or successor entity shall pay the Employee an amount equal to the sum of (A) such additional excise taxes, plus (B) any interest, fines and penalties with respect to such additional excise taxes, plus (C) the amount necessary to reimburse the Employee for any income, excise or other taxes payable by the Employee with respect to the amounts specified in (A) and (B) above and the reimbursement provided by this clause
            (C).

9. Waivers. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All rights, remedies, undertakings or obligations contained in this Agreement shall be cumulative and none of them shall be in limitation of any other right, remedy, undertaking or obligations of either party.


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10.   Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal and unenforceable provision had never been contained herein.

11. Liability Coverage. The Company, and any related entity or successor entities agrees to indemnify the Employee in accordance with the terms of TBW Bylaws. The Company also agrees to continue to provide any existing officers and directors insurance and/or liability policies covering the Employee through any Termination Date, and shall use its best efforts to continue to maintain the policies in effect at the time of termination or comparable policies covering the Employee for the Employee's period of employment with the Company, and for a period of six years after the date of any termination. In no event shall the Employee receive any lesser officers and directors protection, than is provided to the current active Board of Directors.

12. Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

13. Entire Agreement. This Agreement contains the entire agreement between the Employee and the Company with respect to the transactions contemplated herein and supersedes all previous written and oral agreements, negotiations, commitments, and understandings between the Company and the Employee with respect to the subject matter of this Agreement. Its terms shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto and making specific reference to this Agreement.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Employee, his or her heirs, executors, administrators, and legal representations, and the Company, its successors and assigns.

15. Amendment. This Agreement may not be altered, changed, amended or terminated except by written agreement signed by the Employee and the Company.

16. Written Notices. Any notice, request or other document to be give hereunder by the Company to the Employee or by the Employee to the Company shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid and addressed as follows:

      If to the Company:

      The Town Bank of Westfield
      520 South Avenue
      Westfield, New Jersey 07090
      Attn: Chairman of the Board

      If to the Employee:

      Nicholas A. Frungillo, Jr.
      1571 Rising Way
      Mountainside, New Jersey 07092

17. New Jersey Law. The Employee and the Company agree that this Agreement and any interpretation thereof shall be governed by the laws of the State of New Jersey.

18. Headings. The headings contained in this Agreement are for reference only. In the event of a conflict between a heading and the context of any Section, the context of the Section shall control.

19. Successor Obligations. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by


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      agreement in form and substance satisfactory to the Employee expressly to assume and agree to perform all obligations of this Agreement.

WITNESS:


/s/ Robert W. Downes, Sr.            /s/ Nicholas A. Frungillo, Jr.
---------------------------          ----------------------------------------
                                     Nicholas A. Frungillo, Jr., Employee

WITNESS:                             THE TOWN BANK OF WESTFIELD


/s/ Robert W. Downes, Sr.            By: /s/ Ronald J. Frigerio
---------------------------              ------------------------------------
                                         Ronald J. Frigerio
                                         Chairman of the Board of Directors


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                     FIRST AMENDMENT TO SEVERANCE AGREEMENT
                           MADE AS OF DECEMBER 4, 2002

      Nicholas A. Frungillo, Jr. (the "Employee") and Town Bank, formerly known as The Town Bank of Westfield (the "Bank") have previously entered into a Severance Agreement made as of December 4, 2002 (the "Agreement"). The parties have agreed that the term of that Agreement should be extended and, accordingly, agree:

      (1) The reference to December 4, 2004 in Paragraph 2 of the Agreement is hereby amended to read December 31, 2005.

      (2) Except for that change, the Agreement shall remain in full force and effect and the parties hereby ratify and affirm all terms of the Agreement.

WITNESS:


/s/ Robert W. Dowens, Sr.               /s/ Nicholas A. Frungillo, Jr.
----------------------------            ----------------------------------------
                                        NICHOLAS A. FRUNGILLO, JR., Employee

ATTEST:                                 TOWN BANK


/s/ Robert W. Dowens, Sr.               By:  /s/ Joseph F.X. O'Sullivan
----------------------------                ------------------------------------
                                             Joseph F.X. O'Sullivan, Chairman
                                             of the Board of Directors

December 20, 2004